Exhibit 5.1

SIMPSON THACHER & BARTLETT LLP

425 LEXINGTON AVENUE

NEW YORK, N.Y. 10017-3954

(212) 455-2000

FACSIMILE (212) 455-2502

August 1, 2007

HCA Inc.

One Park Plaza

Nashville, TN 37203

Ladies and Gentlemen:

We have acted as counsel to HCA Inc., a Delaware corporation (the “Company”), and to the subsidiaries of the Company listed on Schedules I and II hereto (collectively, the “Guarantors”), in connection with the Registration Statement on Form S-4 (the “Registration Statement”) filed by the Company and the Guarantors with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, relating to the issuance by the Company of $1,000,000,000 aggregate principal amount of 9 1/8% Senior Secured Notes due 2014 (the “2014 Cash-Pay Exchange Notes”), $3,200,000,000 aggregate principal amount of 9 1/4% Senior Secured Notes due 2016 (the “2016 Cash-Pay Exchange Notes”) and $1,500,000,000 aggregate principal amount of 9 5/8%/10 3/8% Senior Secured Toggle Notes due 2016 (the “Toggle Exchange Notes” and, together with the 2014 Cash-Pay Exchange Notes and the 2016 Cash-Pay Exchange Notes, the “Exchange Notes”) and the issuance by the Guarantors of guarantees (the “Guarantees”) with respect to the Exchange Notes. The Exchange Notes and the Guarantees will be issued under an indenture dated as of November 17, 2006 (the “Indenture”) among the Company, the Guarantors and The Bank of New York, as trustee (the

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“Trustee”). The Company will offer the 2014 Cash-Pay Exchange Notes in exchange for $1,000,000,000 aggregate principal amount of its outstanding 9 1/8% Senior Secured Notes due 2014, the 2016 Cash-Pay Exchange Notes in exchange for $3,200,000,000 aggregate principal amount of its outstanding 9 1/4% Senior Secured Notes due 2016 and the Toggle Exchange Notes in exchange for $1,500,000,000 aggregate principal amount of its outstanding 9 5/8%/10 3/8% Senior Secured Toggle Notes due 2016.

We have examined the Registration Statement and the Indenture, which has been filed with the Commission as an exhibit to the Registration Statement. We also have examined the originals, or duplicates or certified or conformed copies, of such corporate and other records, agreements, documents and other instruments and have made such other investigations as we have deemed relevant and necessary in connection with the opinions hereinafter set forth. As to questions of fact material to this opinion, we have relied upon certificates or comparable documents of public officials and of officers and representatives of the Company and the Guarantors.

In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents. We also have assumed that the Indenture is the valid and legally binding obligation of the Trustee.

We have assumed further that (1) each of the Guarantors listed on Schedule I (the “Schedule I Guarantors”) has duly authorized, executed and delivered the Indenture in accordance with the law of the jurisdiction in which it was organized, (2) execution, delivery and

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performance by each of the Schedule I Guarantors of the Indenture, the Exchange Notes and the Guarantees do not and will not violate the certificate of incorporation, certificate of formation, certificate of limited partnership, by-laws, limited liability company agreement, limited partnership agreement or partnership agreement, as the case may be, of the Schedule I Guarantors or the law of the jurisdiction in which each such Schedule I Guarantor was organized or any other applicable law (excepting the law of the State of New York and the federal laws of the United States) and (3) the execution, delivery and performance by the Company and each Guarantor of the Indenture, the Exchange Notes and the Guarantees do not breach or result in a default under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that:

1. When the Exchange Notes have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture upon the exchange, the Exchange Notes will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

2. When (a) the Exchange Notes have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture upon the exchange and (b) the Guarantees have been duly issued, the Guarantees will constitute valid and legally binding obligations of the Guarantors enforceable against the Guarantors in accordance with their terms.

Our opinions set forth above are subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing.

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We express no opinion as to the validity, legally binding effect or enforceability of any provision of the Indenture or the Exchange Notes that requires or relates to payment of any interest at a rate or in an amount that a court would determine in the circumstances under applicable law to be commercially unreasonable or a penalty or a forfeiture. In addition, we express no opinion as to the validity, legally binding effect or enforceability of (i) the waiver of rights and defenses contained in Sections 4.16(2), 12.01 and 14.07 of the Indenture or (ii) Section 12.01 and 14.13 of the Indenture relating to severability.

In addition, we do not express any opinion herein with respect to any matters subject to any statute, judicial ruling or decree, and any administrative or governmental regulation of the United States of America or any state or other political subdivision thereof pertaining to the operating of hospitals and other health care facilities or the provision of health care services, including, but not limited to, the Health Insurance Portability and Accountability Act of 1996; the Balanced Budget Act of 1997; Titles XVIII and XIX of the Social Security Act, 42 U.S.C. § 1395 et seq. and § 1396 et seq.; the federal anti-kickback statute, 42 U.S.C. §1320a-7b(b); the civil monetary penalties law, 42 U.S.C. § 1320a-7a; the civil False Claims Act, 31 U.S.C. §§ 3729-3733; the administrative False Claims Act, 42 U.S.C. § 1320a-7b(a); the “Stark” physician self-referral law, 42 U.S.C. § 1395nn, and similar state laws; the Emergency Medical Treatment and Active Labor Act; the Medicare Prescription Drug, Improvement, and Modernization Act of 2003 (P.L. 108-173); the Deficit Reduction Act of 2005; federal, state and local licensing, certification and accreditation regulations; and state laws relating to Certificates of Need, and the rules and regulations promulgated thereunder (collectively, the “Health Care Laws”).

We do not express any opinion herein concerning any law other than the law of the State of New York, the federal law of the United States (other than any Health Care Law), the

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Delaware General Corporation Law (including the statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing), the Delaware Limited Liability Company Act and the Delaware Revised Uniform Limited Partnership Act.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus included in the Registration Statement.

Very truly yours,

SIMPSON THACHER & BARTLETT LLP

Schedule I

Guarantors Incorporated or Formed in Jurisdictions Other Than

the State of Delaware or Constituting Delaware General Partnerships

or Delaware Limited Liability Partnerships

Entity Name	Jurisdiction of Incorporation or Formation
Bay Hospital, Inc.	Florida
Brigham City Community Hospital, Inc.	Utah
Central Florida Regional Hospital, Inc.	Florida
Central Tennessee Hospital Corporation	Tennessee
Chippenham & Johnston-Willis Hospitals, Inc.	Virginia
Columbia Medical Center of Arlington Subsidiary, L.P.	Texas
Columbia Medical Center of Denton Subsidiary, L.P.	Texas
Columbia Medical Center of Las Colinas, Inc.	Texas
Columbia Medical Center of Lewisville Subsidiary, L.P.	Texas
Columbia Medical Center of McKinney Subsidiary, L.P.	Texas
Columbia Medical Center of Plano Subsidiary, L.P.	Texas
Columbia North Hills Hospital Subsidiary, L.P.	Texas
Columbia Ogden Medical Center, Inc.	Utah
Columbia Parkersburg Healthcare System, LLC	West Virginia
Columbia Plaza Medical Center of Fort Worth Subsidiary, L.P.	Texas
Columbia Polk General Hospital, Inc.	Georgia
Columbia/Alleghany Regional Hospital, Incorporated	Virginia
Columbia/HCA John Randolph, Inc.	Virginia
Dauterive Hospital Corporation	Louisiana
Eastern Idaho Health Services, Inc.	Idaho
Edward White Hospital, Inc.	Florida
Frankfort Hospital, Inc.	Kentucky
Galen Property, LLC	Virginia
Greenview Hospital, Inc.	Kentucky
Hamilton Medical Center, Inc.	Louisiana
HCA Health Services of Florida, Inc.	Florida
HCA Health Services of Tennessee, Inc.	Tennessee
HCA Health Services of Virginia, Inc.	Virginia
Hendersonville Hospital Corporation	Tennessee
Hospital Corporation of Utah	Utah
HTI Memorial Hospital Corporation	Tennessee
KPH-Consolidation, Inc.	Texas
Largo Medical Center, Inc.	Florida
Lawnwood Medical Center, Inc.	Florida
Los Robles Regional Medical Center	California
Marion Community Hospital, Inc.	Florida
Memorial Healthcare Group, Inc.	Florida
Midwest Division - RBH, LLC	Missouri
Montgomery Regional Hospital, Inc.	Virginia

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Entity Name	Jurisdiction of Incorporation or Formation
Mountain View Hospital, Inc.	Utah
New Port Richey Hospital, Inc.	Florida
North Florida Regional Medical Center, Inc.	Florida
Northern Utah Healthcare Corporation	Utah
Northern Virginia Community Hospital, LLC	Virginia
Northlake Medical Center, LLC	Georgia
Okaloosa Hospital, Inc.	Florida
Okeechobee Hospital, Inc.	Florida
Palmyra Park Hospital, Inc.	Georgia
Pulaski Community Hospital, Inc.	Virginia
Redmond Park Hospital, LLC	Georgia
Retreat Hospital, Inc.	Virginia
Riverside Healthcare System, L.P.	California
Sarasota Doctors Hospital, Inc.	Florida
Southern Hills Medical Center, LLC	Nevada
Spotsylvania Medical Center, Inc.	Virginia
Spring Branch Medical Center, Inc.	Texas
Sun City Hospital, Inc.	Florida
Sunrise Mountainview Hospital, Inc.	Nevada
Tallahassee Medical Center, Inc.	Florida
TCMC Madison-Portland, Inc.	Tennessee
Timpanogos Regional Medical Services, Inc.	Utah
Walterboro Community Hospital, Inc.	South Carolina
West Florida Regional Medical Center, Inc.	Florida
West Valley Medical Center, Inc.	Idaho
Capital Division, Inc.	Virginia
Central Shared Services, LLC	Virginia
Columbia ASC Management, L.P.	California
Columbia LaGrange Hospital, Inc.	Illinois
El Paso Surgicenter, Inc.	Texas
Green Oaks Hospital Subsidiary, L.P.	Texas
HCA Health Services of Oklahoma, Inc.	Oklahoma
Health Midwest Office Facilities Corporation	Missouri
Health Midwest Ventures Group, Inc.	Missouri
Hospital Corporation of Tennessee	Tennessee
HSS Virginia, L.P.	Virginia
Integrated Regional Laboratories, LLP	Delaware
Las Vegas Surgicare, Inc.	Nevada
Lewis-Gale Physicians, LLC	Virginia
Marietta Surgical Center, Inc.	Georgia
Nashville Shared Services General Partnership	Delaware
National Patient Account Services, Inc.	Texas
North Florida Immediate Care Center, Inc.	Florida
Spring Hill Hospital, Inc.	Tennessee

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Entity Name	Jurisdiction of Incorporation or Formation
St. Mark’s Lone Peak Hospital, Inc.	Utah
Surgicare of Brandon, Inc.	Florida
Surgicare of Florida, Inc.	Florida
Surgicare of Houston Women’s, Inc.	Texas
Surgicare of Manatee, Inc.	Florida
Surgicare of New Port Richey, Inc.	Florida
Surgicare of Palms West, LLC	Florida
Terre Haute MOB, L.P.	Indiana
Virginia Psychiatric Company, Inc.	Virginia
Women’s and Children’s Hospital, Inc.	Louisiana
HCA Health Services of Louisiana, Inc.	Louisiana
Brookwood Medical Center of Gulfport, Inc.	Mississippi
Columbia Jacksonville Healthcare System, Inc.	Florida
Columbia Riverside, Inc.	California
Conroe Hospital Corporation	Texas
Dublin Community Hospital, LLC	Georgia
Fairview Park, Limited Partnership	Georgia
HCA Central Group, Inc.	Tennessee
HD&S Corp. Successor, Inc.	Florida
Integrated Regional Lab, LLC	Florida
Lewis-Gale Hospital, Incorporated	Virginia
MCA Investment Company	California
Notami Hospitals of Louisiana, Inc.	Louisiana
Rio Grande Regional Hospital, Inc.	Texas
Sunbelt Regional Medical Center, Inc.	Texas
VH Holdco, Inc.	Nevada
VH Holdings, Inc.	Nevada
WHMC, INC.	Texas
Redmond Physician Practice Company	Georgia
Woman’s Hospital of Texas, Incorporated	Texas
Hospital Corporation of North Carolina	North Carolina
New Rose Holding Company, Inc.	Colorado
Encino Hospital Corporation, Inc.	California
Columbine Psychiatric Center, Inc.	Colorado
Surgicare of Riverside, LLC	California
W & C Hospital, Inc.	Texas
Columbus Cardiology, Inc.	Georgia
Colorado Health Systems, Inc.	Colorado
Western Plains Capital, Inc.	Nevada

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Schedule II

Guarantors That Are Corporations, Limited Liability Companies or Limited

Partnerships Incorporated or Formed in the State of Delaware

Entity Name	Jurisdiction of Incorporation or Formation
Centerpoint Medical Center of Independence, LLC	Delaware
CHCA Bayshore, L.P.	Delaware
CHCA Conroe, L.P.	Delaware
CHCA East Houston, L.P.	Delaware
CHCA Mainland, L.P.	Delaware
CHCA West Houston, L.P.	Delaware
CHCA Woman’s Hospital, L.P.	Delaware
Columbia Rio Grande Healthcare, L.P.	Delaware
Columbia Valley Healthcare System, L.P.	Delaware
Edmond Regional Medical Center, LLC	Delaware
Fairview Park GP, LLC	Delaware
Good Samaritan Hospital, L.P.	Delaware
GPCH-GP, Inc.	Delaware
Grand Strand Regional Medical Center, LLC	Delaware
JFK Medical Center Limited Partnership	Delaware
Lakeview Medical Center, LLC	Delaware
Lewis-Gale Medical Center, LLC	Delaware
Medical Centers of Oklahoma, LLC	Delaware
Midwest Division - ACH, LLC	Delaware
Midwest Division - LRHC, LLC	Delaware
Midwest Division - LSH, LLC	Delaware
Midwest Division - MCI, LLC	Delaware
Midwest Division - MMC, LLC	Delaware
Midwest Division - RMC, LLC	Delaware
Outpatient Cardiovascular Center of Central Florida, LLC	Delaware
Palms West Hospital Limited Partnership	Delaware
Plantation General Hospital, L.P.	Delaware
Reston Hospital Center, LLC	Delaware
San Jose Healthcare System, LP	Delaware
Terre Haute Regional Hospital, L.P.	Delaware
Trident Medical Center, LLC	Delaware
Wesley Medical Center, LLC	Delaware
Dallas/Ft. Worth Physician, LLC	Delaware
HCA Management Services, L.P.	Delaware
Hospital Development Properties, Inc.	Delaware
HSS Systems, LLC	Delaware
Medical Office Buildings of Kansas, LLC	Delaware
Midwest Division - OPRMC, LLC	Delaware
Midwest Division - RPC, LLC	Delaware
Riverside Hospital, Inc.	Delaware

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Entity Name	Jurisdiction of Incorporation or Formation
San Jose Hospital, L.P.	Delaware
CMS GP, LLC	Delaware
EP Health, LLC	Delaware
General Healthserv, LLC	Delaware
HSS Holdco, LLC	Delaware
HSS Systems VA, LLC	Delaware
Management Services Holdings, Inc.	Delaware
Notami Hospitals, LLC	Delaware
Samaritan, LLC	Delaware
San Jose Medical Center, LLC	Delaware
San Jose, LLC	Delaware
SJMC, LLC	Delaware
Terre Haute Hospital GP, Inc.	Delaware
Terre Haute Hospital Holdings, Inc.	Delaware
Utah Medco, LLC	Delaware
Midwest Holdings, Inc.	Delaware
Healthtrust MOB, LLC	Delaware
Midwest Division - PFC, LLC	Delaware
Lakeland Medical Center, LLC	Delaware
Goppert-Trinity Family Care, LLC	Delaware